Exhibit 99.1

WALKER INNOVATION ANNOUNCES THIRD QUARTER 2016 RESULTS

Stamford, CT – November 7, 2016 – Walker Innovation Inc. (OTCQB: WLKR) (“Walker Innovation” or the “Company”), an innovation services firm that helps companies improve their internal product and business development efforts and also owns a portfolio of its own intellectual property, today announced third quarter 2016 results.

Third Quarter 2016 Highlights

•	The Company reported net loss for the third quarter of 2016 of $1.1 million, or $0.05 per share, compared to a net loss of $2.7 million, or $0.13 per share, in the prior-year period.

•	As of September 30, 2016, Walker Innovation had $3.3 million in cash and no outstanding debt on its consolidated balance sheet and no borrowings under its liquidity facility.

“We remain focused on managing our cash position as we continue to pursue our patent litigation and custom innovation businesses,” said Jon Ellenthal, Chief Executive Officer. “We have one ongoing patent licensing and enforcement campaign involving a specific family of patents that we believe has licensing value in a number of industries.”

“In addition, as we have throughout 2016, we continue to provide marketing and strategic services to Upside, the new business travel company created by Jay Walker,” continued Mr. Ellenthal. “Upside recently entered its public beta, a period during which the new service will continue to incorporate user feedback and expand its offering, before a full public launch anticipated in early 2017. As a reminder, Walker Innovation owns a warrant for approximately 16% of Upside’s equity on a fully diluted basis.”

Third Quarter 2016 Results

For the third quarter ended September 30, 2016, Walker Innovation reported total revenue of $0.7 million – generated primarily from custom innovation revenue – versus total revenue of $0.1 million in the prior-year period.

Management expects that the timing and results of patent filings and the Company’s enforcement proceedings relating to its intellectual property rights will fluctuate from period to period.

Total operating expenses for the third quarter 2016 were approximately $1.6 million versus $2.4 million in the prior-year period, primarily due to reduced overhead by eliminating positions and streamlining processes to conserve cash across the Company’s business.

Net loss for the third quarter of 2016 was $1.1 million compared to a net loss of $2.7 million in the prior-year period. Basic and diluted net loss per common share for the third quarter of 2016 was $0.05, compared to basic and diluted net loss per common share of $0.13 in the prior-year period.

Liquidity and Capital Resources

As of September 30, 2016, Walker Innovation had $3.3 million in cash and no outstanding debt on its consolidated balance sheet. In addition, it has the ability to borrow $1.5 million from its controlling shareholder, Walker Digital, of which $200,000 per month is available, subject to the aggregate limit, should Walker Innovation’s cash levels decrease below $2 million. The Company has not borrowed under the liquidity facility to date.

Forward-Looking Statements

This press release may contain certain “forward-looking statements” that reflect the Company’s current expectations and projections about its future results, performance, prospects and opportunities. When used, the words “anticipate,” “believe,” “estimate,” “expect” and “intend” and words or phrases of similar import, as they relate to Walker Innovation, are intended to identify forward-looking statements. Such forward-looking statements include, in particular, projections about the Company’s future results, statements about its plans, strategies, business prospects, changes and trends in its business and the markets in which it operates.

Additionally, statements concerning future matters such as revenue levels, expense levels, and other statements regarding matters that are not historical are forward-looking statements. Management cautions that these forward-looking statements relate to future events or the Company’s future financial performance and are subject to business, economic, and other risks and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance, or achievements of its business or its industry to be materially different from those expressed or implied by any forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, those discussed under the section entitled “Risk Factors” in the Company’s most recently filed Annual Report on Form 10-K and in any Risk Factors or cautionary statements contained in its Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. Readers should carefully review this information as well as other risks and uncertainties described in other filings the Company makes with the Securities and Exchange Commission, or the SEC. The Company does not undertake any obligation to publicly update these forward-looking statements. As a result, investors should not place undue reliance on these forward-looking statements.

About Walker Innovation Inc.

Walker Innovation (OTCQB: WLKR) is an innovation services firm that helps companies improve their internal product and business development efforts. The Company also owns and seeks to commercialize, license and enforce the unique portfolio of intellectual property developed by inventor and entrepreneur Jay Walker, who serves as the Company’s Executive Chairman. Mr. Walker is best known as the founder of Priceline.com and has twice been named by TIME magazine as “one of the top 50 business leaders of the digital age.” Mr. Walker currently ranks as the world’s 10th most patented living individual, based on U.S. patent issuances according to Wikipedia.  Additional information regarding the company can be found at www.walkerinnovation.com.

Investor Contact for Walker Innovation Inc.:
Don Duffy/Garrett Edson, ICR
(203) 682-8200

Media Contact:
Michael Fox, ICR
(203) 682-8218

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(dollars in thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues:
Licensing fees	$100	$4	$602	$202
Custom innovation – related party	630	96	1,733	96
Subscription revenue	--	22	75	44
Total revenues	730	122	2,410	342

Cost of Revenue:
Legal and consulting contingency fees	25	--	25	71
Cost of subscription revenue	--	282	199	994
Cost of custom innovation	415	83	1,400	83
Total cost of revenue	440	365	1,624	1,148

Net revenue	290	(243)	786	(806)

Operating expenses:
Other legal and consulting fees	174	380	1,342	1,771
Patent prosecution and maintenance fees	59	48	143	409
Compensation and benefits	914	1,152	3,025	4,264
Professional fees	268	479	796	1,482
General and administrative	169	360	582	1,313
Restructuring charge	--	--	575	--
Total operating expenses	1,584	2,419	6,463	9,239
Operating net loss	(1,294)	(2,662)	(5,677)	(10,045)

Other income:
Unrealized gain on investment	--	--	6,536	--
Other income	157	--	597	--
Interest income	1	3	6	13
Net income (loss)	$(1,136)	$(2,659)	$1,462	$(10,032)

Net income (loss) per common share:
Basic	$(0.05)	$(0.13)	$0.07	$(0.48)
Diluted	$(0.05)	$(0.13)	$0.04	$(0.48)

Weighted average common shares outstanding:
Basic	20,742	20,742	20,742	20,742
Diluted	20,742	20,742	35,922	20,742

CONDENSED CONSOLIDATED BALANCE SHEETS

(dollars in thousands, except share and per share amounts)

	September 30,	December 31,
	2016	2015
	(Unaudited)
ASSETS
Current Assets:
Cash	$3,271	$5,858
Short-term investment	25	50
Accounts receivable, net	--	839
Other receivable	1	19
Prepaid and other current assets	300	634
Total current assets	3,597	7,400

Property and equipment, net	11	256

Other Assets:
Investment in related party, at fair value	7,207	672
Investment, at cost	250	250

TOTAL ASSETS	$11,065	$8,578

IABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$472	$423
Accrued expenses	488	504
Deferred software costs	--	63
Deferred revenue	336	346
Billings in excess of cost, due from related parties	828	1,061
Total current liabilities	2,124	2,397

Deferred revenue – long term portion	63	310

TOTAL LIABILITIES	2,187	2,707

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock, $0.001 par value, 15,000,000 shares authorized,	--	--
Series B Convertible Preferred stock, $0.001 par value, 14,999,000 shares designated, issued and outstanding as of September 30, 2016 and December 31, 2015	15	15
Common stock, $0.001 par value, 100,000,000 shares authorized; 21,134,744 shares issued and 20,741,572 outstanding as of September 30, 2016 and December 31, 2015	21	21
Treasury stock, 393,172 shares, at cost at September 30, 2016 and December 31, 2015	(840)	(840)
Additional paid-in capital	46,680	45,136
Accumulated deficit	(36,998)	(38,461)
TOTAL STOCKHOLDERS’ EQUITY	8,878	5,871

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$11,065	$8,578